Exhibit 99.1
MELA Sciences Announces Proposed Public Offering of Common Stock
IRVINGTON, NY, (June 29, 2010) — MELA Sciences, Inc. (NASDAQ: MELA) today announced its intention to offer, subject to market and other conditions, shares of its common stock in an underwritten public offering. The Company also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover over-allotments, if any. The Company intends to use the net proceeds from the sale of the shares to fund the pursuit of its pre-market approval application (PMA) for MelaFind®, the continued development and, if and when approved by the U.S. Food and Drug Administration (FDA), the commercialization of MelaFind®, and for general corporate purposes, including working capital. The offering is expected to price before 9:30 am EDT on Wednesday June 30, 2010.
Needham & Company, LLC and Leerink Swann LLC are acting as joint book-running managers for the offering.
The Company intends to offer and sell these securities pursuant to the Company’s existing shelf registration statement filed with the Securities and Exchange Commission on May 26, 2010, and declared effective on June 1, 2010. A prospectus supplement describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying base prospectus related to this offering may be obtained from the SEC’s website at http://www.sec.gov, Needham & Company, LLC, 445 Park Avenue, New York, NY 10022 or via telephone at (212) 371-8300 or Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110 or via telephone at (800) 808-7525, Ext. 4814.
This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of MELA Sciences, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About MELA Sciences
MELA Sciences is a medical technology company focused on developing MelaFind®, a non-invasive and objective computer vision system intended to aid in the early detection of melanoma. MELA Sciences designed MelaFind® to assist in the evaluation of pigmented skin lesions, including atypical moles, which have one or more clinical or historical characteristics of melanoma, before a final decision to biopsy has been rendered. MelaFind® acquires and displays multi-spectral (from blue to near infrared) digital images of pigmented skin lesions and uses automatic image analysis and statistical pattern recognition to help identify lesions to be considered for biopsy to rule out melanoma.

The MelaFind Pre-Market Approval (PMA) application was filed with the U.S. Food and Drug Administration (FDA) in June 2009 and is currently under review at the FDA. MELA Sciences cannot predict either the timing of the FDA’s decision on the PMA application or the outcome. FDA approval is required prior to marketing MelaFind® in the United States.
For more information on MELA Sciences, visit www.melasciences.com.
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “expects,” “contemplates,” “anticipates,” “plans,” “intends,” “believes” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. There can be no assurance that our beliefs or expectations will be achieved. Actual results may differ materially from our beliefs or expectations due to economic, business, competitive, market and regulatory factors.
For further information contact:
For Investors:
David Carey
Lazar Partners, Ltd.
646-871-8485
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